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                            LNB BANCORP, INC.


                             Exhibit Index


          Exhibit Number               Description
         ----------------        -------------------------

             99.1                Press Release of LNB Bancorp, Inc.
                                 announcing being ranked second
                                 among Ohio-based community banks in
                                 U.S. Banker survey
































                                 Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:

James H. Weber
Senior Vice President,
Marketing and Investor Relations Officer
Tel: (440) 989-3005

Mitchell J. Fallis, CPA
Vice President and
Chief Accounting Officer
Tel: (440) 244-7145

Gregory D. Friedman, CPA
Executive Vice President,
Corporate Secretary and
Chief Financial Officer
Tel: (440) 244-7143


LNB BANCORP, INC., RANKS PROMINENTLY ON 'U.S. BANKER' LISTING

EARNS SECOND POSITION VERSUS OHIO-BASED COMMUNITY BANKS


LORAIN, OHIO-August 21, 2003-LNB BANCORP, INC. (Nasdaq: LNBB), today announced that its financial performance has earned it a prominent placement in a recent national survey published by U.S. BANKER magazine, and the number-two spot among all Ohio-based community banks.

U.S. BANKER is a monthly publication dedicated to the banking industry. The publication presented its annual ranking of the 200 best publicly traded community banks in America in its July 2003 edition. Banks with assets of $1 billion or less were ranked based on average return on equity (ROE) over the three-year period from 2000 to 2002.

LNB Bancorp, Inc., placed 44 in the nationwide listing, with an average ROE for the period of 14.81 percent. This ranked LNB Bancorp ahead of all but one Ohio-based community banks in the survey.

Commenting on the prominent national and statewide ranking, LNB Bancorp President and Chief Executive Officer Gary C. Smith stated: "This is another proud moment for all of us at LNB Bancorp. We are experiencing increasing recognition of our impressive performance record as the year unfolds. This performance is not the result of any secret formula; rather it is the outcome of doing a host of little things to the best of our ability.

"These unbiased third-party accolades reinforce our strategies for enhancing
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shareholder value and generating sustainable and profitable growth. It is very rewarding to share these observations as a testament to the dedication of all of our employees," Smith concluded.


ABOUT LNB BANCORP, INC.

LNB Bancorp, Inc., is a $753-million financial holding company with two wholly owned subsidiaries: The Lorain National Bank and Charleston Insurance Agency, Inc., and a 49-percent-owned subsidiary, Charleston Title Agency, LLC. LNB Bancorp's primary subsidiary, The Lorain National Bank, provides a full spectrum of financial services, including full-service community banking, specializing in commercial, mortgage and personal banking services, and investment and trust services. Lorain National Bank also offers long-term, fixed-rate mortgages via the secondary mortgage market. Brokerage services including stocks, bonds, mutual funds and variable-annuity investments are also offered at Lorain National Bank through Raymond James Financial Services, Inc. (member NASD/SIPC), a registered broker/dealer. North Coast Community Development Corporation, a wholly owned subsidiary of The Lorain National Bank, is a community development entity (CDE), formed and approved in 2002, that will provide qualified community businesses with debt financing including commercial mortgage, construction, and commercial equipment loans aimed at stimulating economic growth and job creation in low- and moderate-income census tracts in Lorain County, Ohio. Charleston Insurance Agency, Inc., offers life, long-term-care insurance and fixed-annuity products. Charleston Title Agency, LLC, offers traditional title services.

Lorain National Bank serves customers through 21 retail-banking centers and 27 ATMs in Ohio's Lorain, eastern Erie and western Cuyahoga counties. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, including Forms 10-K, 10-Q and 8-K, please visit http://www.4lnb.com.

This press release contains forward-looking statements based on current expectations that are covered under the "safe-harbor" provision of the Securities Litigation Reform Act of 1995. Certain forward-looking statements, which involve inherent risks and uncertainties, are described in LNB Bancorp's filings with the Securities and Exchange Commission. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc., conducts its operations.